UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Affiliated Managers Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-3218510
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

600 Hale Street Prides Crossing, Massachusetts	01965
(Address of Principal Executive Offices)	(Zip Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which registered
5.250% Senior Notes due 2022	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12 (b) of the Exchange Act and is effective pursuant to General Instruction A. (c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12 (g) of the Exchange Act and is effective pursuant to General Instruction A. (d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:  333-168627 (if applicable)

Securities to be registered pursuant to Section 12 (g) of the Act:

None
(Title of Class)

(Title of Class)

Item 1.  Description of Registrant’s Securities to be Registered.

In October 2012, Affiliated Managers Group, Inc. (the “Registrant”) sold $140.0 million aggregate principal amount of 5.250% Senior Notes due 2022 pursuant to an underwriting agreement with three major financial institutions (the “Notes), which includes $15.0 million aggregate principal amount of Notes issued pursuant to an over-allotment option.  This registration statement on Form 8-A registers the class of such securities pursuant to the Securities Exchange Act of 1934, as amended. The material set forth in (i) the section captioned “Description of Debt Securities” in the Prospectus included in the Registrant’s registration statement on Form S-3 (File No. 333-168627), dated August 6, 2010, and (ii) the section captioned “Description of Notes” in the Prospectus Supplement, dated October 3, 2012 to the Registrant’s Prospectus, are each incorporated herein by reference.

Item 2. Exhibits.

No.	Description
1	Amended and Restated Certificate of Incorporation, incorporated by reference to the Company’s Registration Statement on Form S-1 (No. 333-34679), filed August 29, 1997, as amended.

2	Amendment to Amended and Restated Certificate of Incorporation, incorporated by reference to the Company’s Registration Statement on Form S-8 (No. 333-129748), filed November 16, 2005.

3	Amendment to Amended and Restated Certificate of Incorporation, incorporated by reference to the Company’s Proxy Statement on Schedule 14A (No. 001-13459), filed April 28, 2006.

4	Amended and Restated By-Laws, incorporated herein by reference to Exhibit 3.1 as filed with the Company’s Current Report on Form 8-K (No. 001-13459), filed July 31, 2012.

5	Specimen certificate for shares of common stock of the Registrant, incorporated by reference to the Company’s Registration Statement on Form S-1 (No. 333-34679), filed August 29, 1997, as amended.

6

Indenture, dated as of August 8, 2012 by and between Affiliated Managers Group, Inc. and Wells Fargo Bank, National Association, incorporated by reference to Exhibit 4.1 as filed with the Company’s Quarterly Report on Form 10-Q, filed August 8, 2012.

7

Second Supplemental Indenture, dated as of October 11, 2012 by and between Affiliated Managers Group, Inc. and Wells Fargo Bank, National Association (including a form of the global note), incorporated by reference to Exhibit 4.2 as filed with the Company’s Current Report on Form 8-K (No. 001-13459), filed October 11, 2012.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

AFFILIATED MANAGERS GROUP, INC.

Date: October 11, 2012	By:	/s/ John Kingston, III
	Name:	John Kingston, III
	Title:	Vice Chairman, General Counsel and Secretary